Exhibit 10.8

WYNDHAM DESTINATIONS, INC.
2006 EQUITY AND INCENTIVE PLAN, AS AMENDED AND RESTATED AWARD AGREEMENT –
NON-QUALIFIED STOCK OPTIONS

This Award Agreement (this “Agreement”), dated as of    (“Grant Date”), is by and between Wyndham Destinations, Inc., a Delaware corporation (the “Company”), and you (the “Grantee”), pursuant to the terms and conditions of the Wyndham Destinations, Inc. (formerly known as Wyndham Worldwide Corporation) 2006 Equity and Incentive Plan, as amended and restated (the “Plan”).

In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:

1.The Plan. The Option Award (as defined below) granted to the Grantee hereunder is made pursuant to the Plan. A copy of the Plan and a prospectus for the Plan are available at the Grantee’s portal page on Benefits Online available at www.benefits.ml.com (the “Portal Page”), and the terms of the Plan are hereby incorporated in this Agreement as fully as though actually set forth herein. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.

2.Option Award. Concurrently with the execution of this Agreement, subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants the number of non-qualified stock options to purchase shares of Stock (“Options”) indicated on the Portal Page (the “Option Award”) to the Grantee, with an “Exercise Price Per Option” equal to the Fair Market Value of a share of Stock on the Grant Date, as indicated on the Portal Page. The Option Award has been granted as of the date hereof and shall terminate on the tenth anniversary of the Grant Date (the “Expiration Date”), subject to earlier termination as provided herein and in the Plan. Upon the termination or expiration of the Option Award, all rights of the Grantee in respect of the Option Award made hereunder shall cease.

3.Vesting. The Option Award shall vest in 25% increments on the first, second, third and fourth anniversaries of the Grant Date, subject to the Grantee’s continuous employment with the Company or one of its Subsidiaries through each applicable vesting date.

Upon (a) a Change in Control occurring during the Grantee’s continuous employment with the Company or one of its Subsidiaries, (b) the Grantee’s termination of employment with the Company and its Subsidiaries by reason of the Grantee’s death or Disability (as defined in Code Section 409A), or (c) if applicable, such other event as set forth in the Grantee’s written agreement of employment with the Company or one of its Subsidiaries, the Option Award shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan and/or imposed by the Committee.

4.Manner of Exercise. The Grantee may exercise the Option Award (or any portion thereof), to the extent vested and exercisable, solely by submitting to the Company a notice of exercise in a form designated by the Company, specifying the exercise date and the number of shares of Stock to be purchased pursuant to such exercise, and with such exercise conducted otherwise in accordance with Section 6(b)(i) of the Plan and subject to Paragraph 8 below. Grantee may pay all or a portion of the exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or by using any other method set forth in Section 6(b)(i)(B) of the Plan.

5.Termination of Employment. Notwithstanding any other provision of the Plan to the contrary and, if applicable, subject to the Grantee’s written agreement of employment with the Company or one of its Subsidiaries, (a) upon the termination of the Grantee’s employment with the Company and its Subsidiaries for any reason whatsoever (other than the Grantee’s termination for cause or due to the Grantee’s death or Disability), (i) the Option Award, to the extent not yet vested, shall immediately and automatically terminate and (ii) the Grantee shall have the right to exercise the Option Award, to the extent vested, for a period of one year immediately following such termination of employment (but in no event beyond the Expiration Date), and after such period, the Option Award shall immediately and automatically terminate without notice to the Grantee; and (b) upon Grantee’s termination for cause, the Options shall immediately and automatically terminate, whether vested or unvested, without notice to the Grantee.

6.Award Provisions. The Option Award may only be exercised in accordance with the terms of the Plan and the administrative procedures established by the Company and/or the Committee from time to time and may be exercised at such times permitted by the Company in its sole discretion. The Option Award is subject to adjustment in the event of certain changes in the capitalization of the Company, to the extent set forth in the Plan.

7.No Rights to Continued Employment. Neither this Agreement nor the Option Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate such employment. Notwithstanding any other provision of the Plan, the Option Award, this Agreement or any other agreement (written or oral) to the contrary, (a) for purposes of the Plan and the Option Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company and its Subsidiaries, without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation; and (b) the Grantee shall not be entitled (and by accepting the Option Award, automatically and irrevocably waives any such entitlement), by way of compensation for loss of office or otherwise, to any sum or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of the Option Award in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award made under the Plan, including the Option Award, shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its Subsidiaries.

8.Tax Obligations. As a condition to the granting of the Option Award and the exercise thereof, the Grantee agrees to remit to the Company or any of its applicable Subsidiaries such sum as may be necessary to discharge the Company's or such Subsidiary’s obligations with respect to any tax, assessment or other governmental charge imposed on property or income received by the Grantee pursuant to this Agreement and the Option Award by having the Company automatically withhold upon any exercise of this Option Award a sufficient number of shares of Stock to be acquired upon such exercise so as to satisfy any such obligations.

9.Clawback. The Option Award and any shares of Stock delivered pursuant to the Option Award are subject to forfeiture, recovery by the Company or other action pursuant to any applicable clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

10.No Advice Regarding Grant. The Company and its Subsidiaries are not providing any tax, legal or financial advice, nor are the Company and its Subsidiaries making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Stock. The Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

11.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

12.Authority. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties.

13.Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of Stock underlying or relating to the Option Award until the issuance of Stock to the Grantee in respect of such Option Award.

14.Blackout Periods. The Grantee acknowledges that, from time to time, as determined by the Company in its sole discretion, the Company may establish “blackout periods” during which this Option Award may not be exercised. The Company may establish a blackout period for any reason or for no reason.

15.Restrictive Covenants. The following restrictive covenants will apply to the Grantee (“Restrictions”):

(a)During employment with the Company, the Grantee agrees that Grantee will not: (i) work for, or be engaged by, or otherwise be involved in, any company or organization whose business is similar to or in competition with the Company’s timeshare business or (ii) solicit or induce, directly or indirectly, or take any action to assist any entity, directly or indirectly, in soliciting or inducing, any employee of the Company to leave the employment of the Company except as may be required as part of Grantee’s duties for the Company ("Induce Departures").

(b)If the Grantee is a U.S. employee, the following post-employment Restrictions apply to the Grantee. For a period of 12 months following Grantee’s employment termination for any reason:

(i)the Grantee will not Induce Departures or attempt to Induce Departures, or hire, or assist in the hire, directly or indirectly, of any individual whose employment by the Company ended within twelve months preceding that individual's hire or attempted hire by the Grantee or by any successor employer; or

(ii)the Grantee will not, anywhere within the Geographic Scope (as defined below), directly or indirectly, for or by the Grantee, or through, on behalf of, or in conjunction with any other person or entity: (a) own, maintain, finance, operate, invest or engage in any business that competes with the Company’s timeshare business (“Competitor”); or (b) provide services, either as an employee, consultant, agent, or otherwise, to any Competitor. The Grantee may, however, invest in publicly traded a Competitor provided that such ownership interest does not exceed 5% of the voting control of such entity. This post- employment non-competition restriction shall not apply with respect to employment by the Grantee in California or Massachusetts unless such activity involves the use of information deemed confidential or proprietary, as defined in the Company’s Business Principles, as may be amended from time to time (“Confidential Information”). The term "Geographic Scope" means: (1) North America (which includes the United States, Canada, Mexico and the Caribbean); and (2) if the Grantee has global job responsibilities, those countries that are within the scope of the Grantee’s job responsibilities in the two years preceding the date of the Grantee’s employment termination. This non-competition restriction shall not apply to any Company employee who is licensed to practice law in any state in the United States and who joins a competing business for the purpose of providing legal advice to the competing business.

(c)Acknowledgements and Representations. The Grantee agrees that if the Grantee’s employment were to terminate, the Grantee could earn a living while complying with the Restrictions; the Restrictions are reasonable and necessary to protect the Company’s legitimate interest in its Confidential Information, customer relationships, and investment in developing its employees; and that the rights and obligations under this Paragraph 15 shall survive the termination of the Grantee’s service with the Company.

(d)Waiver. The Company may waive any of the Restrictions or any breach in circumstances that it determines do not adversely affect its interests, but only in writing signed by the Chief Human Resources Officer or his or her delegate. No waiver of any one breach of the Restrictions set forth herein will be deemed a waiver of any other breach.

(e)Restrictions Separable and Divisible. The Grantee acknowledges and accepts the Restrictions herein to the maximum extent permissible under applicable law. If any of the Restrictions is held to cover a geographic area or a length of time which is not permitted by applicable law, or is in any way construed to be too broad or invalid, such provision shall not be construed to be null and void, but instead a court of competent jurisdiction shall construe and interpret or reform these Restrictions to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

(f)Remedies. In addition to other remedies allowed by law, if the Grantee breaches any of the Restrictions, the Grantee will immediately lose the right to receive any and all amounts payable under this Agreement including without limitation any amounts that have been paid to the Grantee during the 12 month period preceding the date of the breach. The Grantee acknowledges that the amount of damages that would derive from the breach of any Restriction is not readily ascertainable and agrees that in the event of breach of any of the Restrictions, in addition to forfeiture of benefits, monetary damages and/or reasonable attorney's fees, the Company will have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the Restrictions. The Grantee consents to the issue of a temporary restraining order to maintain the status quo pending the outcome of any proceeding.

16.Succession and Transfer. Each and all of the provisions of this Agreement, including Paragraph 15, are binding upon and inure to the benefit of the Company and the Grantee and their respective estate, successors and assigns, subject to any limitations on transferability under applicable law or as set forth in the Plan or herein.

17.Electronic Delivery and Acceptance. The Company may, in its sole discretion, elect to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The

Grantee and the Company hereby expressly agree that the use of electronic media to indicate confirmation, consent, signature, acceptance, agreement and delivery shall be legally valid and have the same legal force and effect as if the Grantee and the Company executed this Agreement in paper form.

18.No Assignment; Nontransferability. This Agreement (and the Option Award) may not be assigned by the Grantee by operation of law or otherwise. In the event of the Grantee’s termination of employment by reason of death, the Option Award and any Awards previously granted to the Grantee under the Plan shall not be transferable except by will or the laws of descent and distribution.

19.Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to (a) the Grantee at the last address specified in Grantee's employment records and (b) the Company, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.

20.Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties to this Agreement.

21.Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

22.Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof. For purposes of litigating any dispute that arises under the Option Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Florida where this grant is made and/or to be performed, and agree that such litigation shall be conducted in the federal courts for the United States for the Middle District of Florida or if jurisdiction does not exist in such federal court, the state courts in Orange County, Florida.

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IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

WYNDHAM DESTINATIONS, INC.

Authorized Signature Wyndham Destinations, Inc